CleanSpark Announces Acquisition of Five New Bitcoin Mining Facilities in Georgia, Adding 60 MW of Infrastructure

The newest additions to the CleanSpark portfolio represent the leading edge of nearly 1 GW of new opportunities currently being analyzed

Acquisitions are expected to increase Company's operating hashrate to over 20 EH/s by month's end using already purchased hardware

Facilities will provide load balancing capabilities for the local electric municipal cooperatives (EMCs) in which they are located

LAS VEGAS, June 18, 2024 - CleanSpark Inc. (Nasdaq: CLSK), America's Bitcoin Miner™, today announced it has entered into definitive agreements to acquire five turnkey bitcoin mining facilities in rural Georgia for a cash payment of $25.8 million.

The purchase is expected to close immediately, with the operating hashrate of the combined facilities anticipated to exceed 3.7 exahashes per second (EH/s) upon full installation of the latest generation S21 pro miners.

"Our acquisition of these five new mining sites marks a significant milestone in our strategic growth plan and represents the leading edge of nearly one gigawatt of new opportunities being analyzed by our teams," said Zach Bradford, CEO of CleanSpark. "These sites not only enhance the load balancing capabilities for the local cities we work with, but lock in the achievement of our mid-year target of achieving 20 EH/s of operating hashrate. This achievement underscores our commitment to scaling efficiently and sustainably and we are excited to bring these facilities into the CleanSpark way of mining bitcoin. We are confident in our continued ability to drive shareholder value and innovation in the bitcoin mining industry."

The five sites range in size from 8 MW to 15 MW, for a total of 60 MW, and include interruptible-load designated power purchase agreements (PPAs). Load balancing is a unique benefit that bitcoin miners provide local power grids because of their ability to curtail energy use based on local demand, especially during rare times of unusually high demand on the grid, such as very cold and extremely hot weather.

The definitive agreements include the purchase of mining data centers and equipment at each site, excluding the miners, and the assumption of the underlying real property leases and power agreements by the Company.

CleanSpark currently owns and operates about 300 MW of infrastructure in Georgia. After these newly announced sites go live, and after Sandersville is fully energized, the Company will operate over 400 MW of infrastructure in Georgia. The Company also operates infrastructure in Mississippi, co-locates machines in upstate New York, and has announced locations in Wyoming.

About CleanSpark
CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner™. We own and operate data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the timing and closing of the transactions; anticipated additions to CleanSpark's hashrate and the timing thereof; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Brittany Moore
702-989-7693
ir@cleanspark.com

Media Contact
Eleni Stylianou
702-989-7694
pr@cleanspark.com